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                                     CONSENT


TO:        NORTHWESTERN MINERAL VENTURES INC.

AND TO:    BERNS & BERNS, COUNSELORS AT LAW

AND TO:    U.S. SECURITIES & EXCHANGE COMMISSION
           (THE "SECURITIES REGULATOR")

FROM:      EQUITY ENGINEERING LTD.

RE: SUMMARY REPORT ON THE BEAR PROJECT - NORTHWEST TERRITORIES MINING DISTRICT, CAMSELL RIVER, CALDER RIVER AND GREAT BEAR LAKE AREAS, NORTHWEST TERRITORIES, PARTS OF NTS MAPSHEETS 86E, 86F AND 86K

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Reference is made to the technical report (the "Technical Report") dated
October, 2003 entitled "Summary report on the Bear Project - Northwest Territories Mining District, Camsell River, Calder River and Great Bear Lake areas, Northwest Territories, Parts of NTS Mapsheets 86E, 86F and 86K" which we prepared for Northwestern Mineral Ventures Inc. (the "Corporation").

We hereby consent to the filing of the Technical Report with the Securities Regulator, and to the written disclosure of the Technical Report and the inclusion of extracts therefrom or a summary thereof in the final Form 20-F. We further agree to being named as an expert in the registration statement (Final Form 20-F).

Dated this 28 day of April, 2004.



                                                EQUITY ENGINEERING LTD.

                                                   /s/ Murray Jones

                                                Per:
                                                    ----------------------------
                                                    Murray Jones, M.Sc., P.Geo.